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                             EXHIBIT NUMBER 10.12.4





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                             MASTER PROMISSORY NOTE


$6,000,000.00                Nashville, Tennessee              January 31, 1997

         FOR VALUE RECEIVED, the undersigned, FRANKLIN FINANCIAL CORPORATION, a Tennessee corporation ("Maker"), promises to pay to the order of FIRST AMERICAN NATIONAL BANK, a national banking association organized under the laws of the United States of America ("Payee"), at its Main Office in Nashville, Tennessee, or at such other place as the holder hereof may designate, the principal sum of Six Million Dollars ($6,000,000.00), or the aggregate unpaid balance of advances made by Payee pursuant to this Note, with interest thereon from date.

         Maker shall have the right at any time to pay any part or all of the obligation evidenced hereby without premium or penalty and without curtailing its right to further advances prior to the due date, (i) except that such further advances, shall never exceed the face amount hereof unless Payee, in its sole discretion, elects otherwise, and (ii) provided that any funds shall first be applied to accrued but unpaid interest that is due and payable, if any, before funds are applied toward principal reduction.

         Interest shall be at an annual rate equal to the Index Rate from time to time designated by First American National Bank as its "Index Rate". The rate as set forth herein shall be adjusted on each day said Index Rate changes; provided, however, in no event shall the rate of interest payable, in respect of the indebtedness evidenced hereby, be in excess of the maximum formula contract rate of interest from time to time allowed by the law to be charged by national banks located in Tennessee (the "Maximum Rate"). Interest thereon shall be calculated on the basis of a 360- day year from the actual number of days in each interest period. Interest hereon shall be payable quarterly commencing the last day of April, 1997, continuing on the last day of each January, April, July and October thereafter until the indebtedness evidenced hereby is paid in full.

         The entire balance of all advances outstanding plus any interest owed pursuant to this Note shall be due and payable January 31, 1998.

         The terms and conditions contained in a Loan Agreement dated December 8, 1993, as amended September 22, 1994, December 29, 1995 and January 31, 1997, between the parties hereto shall be considered a part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in said Loan Agreement then the entire principal sum and any accrued interest shall, at the option of the holder of this Note, at once and without notice become due and payable.

         In the event of a failure to make any payment when due according to the terms hereof, or upon the occurrence of any default or event of default under any instrument or documents evidencing, securing, or in any way related to the indebtedness evidenced hereby, at the option of the holder hereof and without notice to the maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire principal balance as so adjusted shall be immediately due and payable in full and shall bear interest thereafter until paid at the Maximum Rate, or at the option of the holder hereof, the Maximum Rate in effect on the date hereof. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.

         If any payment is past due by fifteen days or more, the Maker agrees to pay the Payee a late charge of (i) 5% of such payment amount or (ii) any lesser maximum amount permitted under applicable law. No late charge, however, shall be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge.




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         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if the holder hereof incurs any costs incident to the collection hereof or the enforcement or protection of the security, the maker and any endorsers hereof agree to pay a reasonable attorney's fee and all court and other costs and reasonable costs of any collection efforts.

         All parties hereto waive demand, notice, presentment and protest.

         The indebtedness evidenced hereby is secured by a security interest in and pledge of all of the capital stock of the Franklin National Bank, Franklin, Tennessee.

                                FRANKLIN FINANCIAL CORPORATION


                                By: /s/ Richard Herrington
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                                Title:   President
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